Exhibit 10.1
Execution Version

PURCHASE AGREEMENT

between

EFCAR, LLC
Purchaser

and

EXETER FINANCE LLC
Seller

Dated as of August 9, 2026

TABLE OF CONTENTS

i

SECTION 6.13	Subsequent Conveyance of the EFLLC Receivables and the EFLLC Other Conveyed Property	18
SECTION 6.14	Nonpetition Covenant	18
SECTION 6.15	Concerning the Indenture Trustee	18

SCHEDULES

Schedule A —   Schedule of EFLLC Receivables
Schedule B —   Representations and Warranties from the Seller as to the EFLLC Receivables

ii

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of August 9, 2026, executed between EFCAR, LLC, a Delaware limited liability company, as purchaser (“Purchaser”) and Exeter Finance LLC, a Delaware limited liability company, as Seller (“Seller”).

W I T N E S S E T H :

WHEREAS, Purchaser has agreed to purchase from the Seller, and the Seller, pursuant to this Agreement, is transferring to Purchaser the EFLLC Receivables and the EFLLC Other Conveyed Property.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1  General.  The specific terms defined in this Article include the plural as well as the singular.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement.  Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of August 9, 2026 (the “Sale and Servicing Agreement”), by and among EFCAR, LLC, as seller, Exeter Finance LLC, in its individual capacity and as Servicer, Exeter Automobile Receivables Trust 2026-4, as Issuer, Exeter Holdings Trust 2026-4, as Holding Trust, and Citibank, N.A., as Backup Servicer and as Indenture Trustee.

SECTION 1.2 Specific Terms.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Purchase Agreement and all amendments hereof and supplements hereto.

“Closing Date” means August 31, 2026.

“Contract” means a motor vehicle retail installment sale contract or auto loan agreement.

“EFLLC Other Conveyed Property” means all property conveyed by the Seller to the Purchaser pursuant to Section 2.1(a)(2) through (8).

“EFLLC Receivables” means the Contracts listed on Schedule A attached hereto (which Schedule may be in electronic form).

“Indenture Trustee” means Citibank, N.A., as indenture trustee and any successor indenture trustee appointed and acting pursuant to the Indenture.

“Issuer” means Exeter Automobile Receivables Trust 2026-4.

“Owner Trustee” means Wilmington Trust Company, as Owner Trustee appointed and acting pursuant to the Trust Agreement.

“Purchase Agreement Collateral” has the meaning specified in Section 6.9.

“Related Documents” means the Notes, the Certificates, the Custodian Agreement, the Sale and Servicing Agreement, the Indenture, the Asset Representations Review Agreement, the Trust Agreement, the Holding Trust Agreement, the Lockbox Account Agreement, the Lockbox Intercreditor Agreement, the Contribution Agreement and the Underwriting Agreement.  The Related Documents to be executed by any party are referred to herein as “such party’s Related Documents,” “its Related Documents” or by a similar expression.

“Repurchase Event” means the occurrence of a breach of any of the Seller’s representations and warranties set forth in Section 3.3.

“Sale and Servicing Agreement” has the meaning specified in Section 1.1.

“Schedule of EFLLC Receivables” means the Contracts sold and transferred pursuant to this Agreement which is attached hereto as Schedule A.

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule B.

SECTION 1.3  Usage of Terms.  With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms “include” or “including” mean “include without limitation” or “including without limitation.”

SECTION 1.4  [Reserved].

SECTION 1.5  No Recourse.  Without limiting the obligations of Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, director or manager, as such, of Seller, or of any predecessor or successor of Seller.

SECTION 1.6  Action by or Consent of Noteholders and Certificateholders.  Whenever any provision of this Agreement refers to action to be taken, or consented to, by the Noteholders or the Certificateholders, such provision shall be deemed to refer to the Noteholder or the Certificateholder, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Certificateholders.  Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of the Seller or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

ARTICLE II.

CONVEYANCE OF THE EFLLC RECEIVABLES
AND THE EFLLC OTHER CONVEYED PROPERTY

SECTION 2.1  Conveyance of the EFLLC Receivables and the EFLLC Other Conveyed Property.

(a) Subject to the terms and conditions of this Agreement, Seller hereby sells, transfers, assigns, and otherwise conveys to Purchaser without recourse (but without limitation of its obligations in this Agreement), and Purchaser hereby purchases, all right, title and interest of Seller in and to the following described property (collectively, the “EFLLC Receivables and the EFLLC Other Conveyed Property”):

(1) the EFLLC Receivables and all moneys received thereon after the  Cutoff Date;

(2) the security interests in the Financed Vehicles granted by Obligors pursuant to the EFLLC Receivables and any other interest of the Seller in such Financed Vehicles;

(3) any proceeds and the right to receive proceeds with respect to the EFLLC Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the repossession or liquidation of the EFLLC Receivables;

(4) any proceeds from any EFLLC Receivable repurchased by a Dealer or Direct Lender pursuant to a Dealer Agreement or Direct Lender Agreement, as applicable, as a result of a breach of representation or warranty in such Dealer Agreement or Direct Lender Agreement;

(5) all rights under any Service Contracts on the related Financed Vehicles;

(6) the related Receivable Files;

(7) all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (1) through (6); and

(8) all proceeds and investments with respect to items (1) through (7).

It is the intention of Seller and Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a sale of the EFLLC Receivables and the EFLLC Other Conveyed Property from Seller to Purchaser, conveying good title thereto free and clear of any Liens, and the beneficial interest in and title to the EFLLC Receivables and the EFLLC Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law.

(b) Simultaneously with the conveyance of the EFLLC Receivables and the EFLLC Other Conveyed Property to Purchaser, Purchaser has paid or caused to be paid to or upon the order of Seller consideration equal to the fair market value of the EFLLC Receivables sold by Seller, consisting of (a) cash payable by wire transfer of immediately available funds and (b) the remainder in the form of the increase in value of the interest of the Seller in the Purchaser resulting from the contribution of such remainder to the capital of the Purchaser (a wholly owned subsidiary of Seller).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

SECTION 3.1  Representations and Warranties of Seller.  Seller makes the following representations and warranties as of the date hereof and as of the Closing Date on which Purchaser relies in purchasing the EFLLC Receivables and the EFLLC Other Conveyed Property and in transferring the EFLLC Receivables and the EFLLC Other Conveyed Property to the Issuer under the Sale and Servicing Agreement.  Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the EFLLC Receivables and the EFLLC Other Conveyed Property hereunder, the sale, transfer and assignment thereof by Purchaser to the Issuer under the Sale and Servicing Agreement, the contribution thereof by the Issuer to the Holding Trust pursuant to the Contribution Agreement, and the pledge thereof by the Holding Trust to the Indenture Trustee under the Indenture.  Seller and Purchaser agree that Purchaser will assign to Issuer all Purchaser’s rights under this Agreement and that the Indenture Trustee will thereafter be entitled to enforce this Agreement against Seller in the Indenture Trustee’s own name on behalf of the Noteholders.

(a) Organization and Good Standing.  Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the EFLLC Receivables and the EFLLC Other Conveyed Property to be transferred to Purchaser.

(b) Due Qualification.  Seller is duly qualified to do business as a foreign limited liability company, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

(c) Power and Authority.  Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; Seller has full power and authority to sell and assign the EFLLC Receivables and the EFLLC Other Conveyed Property to be sold and assigned to and deposited with Purchaser hereunder and has duly authorized such sale and assignment to Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and Seller’s Related Documents have been duly authorized by Seller by all necessary corporate action.

(d) No Consent Required.  Seller is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

(e) Valid Sale; Binding Obligations.  This Agreement and Seller’s Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the EFLLC Receivables and the EFLLC Other Conveyed Property to the Purchaser, enforceable against Seller and creditors of and purchasers from Seller; and this Agreement and Seller’s Related Documents constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Violation.  The consummation of the transactions contemplated by this Agreement and the Related Documents, and the fulfillment of the terms of this Agreement and the Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement, the Sale and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Seller or any of its properties.

(g) No Proceedings.  There are no proceedings or investigations pending or, to Seller’s knowledge, threatened against Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the EFLLC Receivables and the EFLLC Other Conveyed Property hereunder or under the Sale and Servicing Agreement.

(h) Solvency.  The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the EFLLC Receivables, nor does the Seller anticipate any pending insolvency.

(i) True Sale.  The EFLLC Receivables are being transferred with the intention of removing them from Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(j) Chief Executive Office and Principal Place of Business.  As of the Closing Date, the chief executive office and principal place of business of Seller is located at 2101 W. John Carpenter Freeway, Irving, Texas 75063.

(k) Schedule of EFLLC Receivables.  The information set forth in the Schedule of EFLLC Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

(l) Adverse Selection.  No selection procedures adverse to the Noteholders were utilized in selecting the EFLLC Receivables from those receivables owned by the Seller which met the selection criteria set forth in this Agreement.

(m) Chattel Paper.  The EFLLC Receivables constitute “chattel paper” within the meaning of the UCC as in effect in the States of New York and Delaware.

(n) One Original.  There is only one authoritative copy (which may be an original tangible executed copy or a single authoritative electronic copy) of each EFLLC Receivable.  Each authoritative electronic copy of an EFLLC Receivable (a) is unique, identifiable and unalterable (other than with the participation of the Custodian in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision) and (b) has been communicated to and is maintained by or on behalf of the Custodian, solely for the benefit of the Indenture Trustee.

(o) Not an Authoritative Copy.  With respect to each authoritative electronic copy of an EFLLC Receivable, each copy of such authoritative copy and any copy of a copy are readily identifiable as copies that are not the authoritative copy.

(p) Revisions.  With respect to each EFLLC Receivable that is evidenced by an authoritative electronic copy, the related authoritative electronic copy has been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of such Contract must be made with the participation of the Custodian and (b) all revisions of the authoritative copy of such Contract must be readily identifiable as an authorized or unauthorized revision.

(q) Pledge or Assignment.  With respect to each EFLLC Receivable that is evidenced by an authoritative electronic copy, the authoritative copy of such Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Custodian.

(r) Contract Possession.  With respect to each EFLLC Receivable that is evidenced by an authoritative tangible copy, (a) the authoritative tangible fully executed original Contract (which may contain electronic, facsimile or manual signatures) is in the possession of the Custodian and the Indenture Trustee has received a Custodian’s Acknowledgment (as defined in the Custodian Agreement) from the Custodian that the Custodian is holding such fully executed original Contract solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer or (b) the Custodian received possession of such fully executed original Contract after the Indenture Trustee received a Custodian’s Acknowledgment (as defined in the Custodian Agreement) from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

(s) Security Interest in Financed Vehicle.  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the EFLLC Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.  Immediately after the sale, transfer and assignment thereof by the Seller to the Purchaser, each EFLLC Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Purchaser as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle).

(t) All Filings Made.  Seller has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the State of Delaware under applicable law in order to perfect the security interest in the EFLLC Receivables granted to the Purchaser hereunder.

(u) No Impairment.  Other than the security interest granted to the Purchaser pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the EFLLC Receivables.  The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the EFLLC Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated.  The Seller is not aware of any judgment, ERISA or tax lien filings against it.

(v) Lockbox Account.  Each Obligor has been, or will be, directed to make all payments on their related EFLLC Receivable to the Lockbox Bank for deposit into the Lockbox Account.

(w) Perfection.  The Seller has taken all steps necessary to perfect its security interest against the related Obligors in the property securing the EFLLC Receivables.

SECTION 3.2  Representations and Warranties of Purchaser.  Purchaser makes the following representations and warranties as of the date hereof and as of the Closing Date, on which Seller relies in selling, assigning, transferring and conveying the EFLLC Receivables and the EFLLC Other Conveyed Property to Purchaser hereunder.  Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the EFLLC Receivables and the EFLLC Other Conveyed Property hereunder, the sale, transfer and assignment thereof by Purchaser to the Issuer under the Sale and Servicing Agreement, the contribution thereof by the Issuer to the Holding Trust pursuant to the Contribution Agreement, and the pledge thereof by the Holding Trust to the Indenture Trustee under the Indenture.

(a) Organization and Good Standing.  Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the EFLLC Receivables and the EFLLC Other Conveyed Property, and to transfer the EFLLC Receivables and the EFLLC Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement.

(b) Due Qualification.  Purchaser is duly qualified to do business as a foreign limited liability company, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Purchaser’s ability to acquire the EFLLC Receivables or the EFLLC Other Conveyed Property, and to transfer the EFLLC Receivables and the EFLLC Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement, or the validity or enforceability of the EFLLC Receivables and the EFLLC Other Conveyed Property or to perform Purchaser’s obligations hereunder and under the Purchaser’s Related Documents.

(c) Power and Authority.  Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the EFLLC Receivables and the EFLLC Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by Purchaser by all necessary corporate action.

(d) No Consent Required.  Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

(e) Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(f) No Violation.  The execution, delivery and performance by Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Sale and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation, applicable to Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Purchaser or any of its properties.

(g) No Proceedings.  There are no proceedings or investigations pending, or, to the knowledge of Purchaser, threatened against Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Purchaser or its properties:  (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the EFLLC Receivables and the EFLLC Other Conveyed Property hereunder or the transfer of the EFLLC Receivables and the EFLLC Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement.

In the event of any breach of a representation and warranty made by Purchaser hereunder, Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes, Certificates, pass-through certificates or other similar securities issued by Purchaser, or a trust or similar vehicle formed by Purchaser, have been paid in full.  Seller and Purchaser agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Purchaser, Issuer or by the Indenture Trustee on behalf of the Noteholders and Owner Trustee on behalf of the Certificateholders.

SECTION 3.3  Representations and Warranties of Seller as to each EFLLC Receivable.  Seller makes the representations and warranties set forth on the Schedule of Representations as of the date hereof and as of the Closing Date as to the EFLLC Receivables sold, transferred, assigned and otherwise conveyed to the Purchaser under this Agreement, on which Purchaser relies in purchasing the EFLLC Receivables and in transferring the EFLLC Receivables to the Issuer under the Sale and Servicing Agreement.  Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the EFLLC Receivables hereunder, the sale, transfer and assignment thereof by Purchaser to the Issuer under the Sale and Servicing Agreement, the contribution thereof by the Issuer to the Holding Trust pursuant to the Contribution Agreement, and the pledge thereof by the Holding Trust to the Indenture Trustee under the Indenture.  Any inaccuracy in any of such representations or warranties shall be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such EFLLC Receivable.

ARTICLE IV.

COVENANTS OF SELLER

SECTION 4.1  Protection of Title of Purchaser.

(a) At or prior to the Closing Date, Seller shall have filed or caused to be filed a UCC-1 financing statement, naming Seller as seller or debtor, naming Purchaser as purchaser or secured party and describing the EFLLC Receivables and the EFLLC Other Conveyed Property being sold by it to Purchaser as collateral, with the office of the Secretary of State of the State of Delaware and in such other locations as Purchaser shall have required. From time to time thereafter, Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Purchaser under this Agreement, of the Issuer under the Sale and Servicing Agreement and of the Indenture Trustee under the Indenture in the EFLLC Receivables and the EFLLC Other Conveyed Property and in the proceeds thereof.  Seller shall deliver (or cause to be delivered) to Purchaser and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.  In the event that Seller fails to perform its obligations under this subsection, Purchaser, Issuer or the Indenture Trustee may do so, at the expense of the Seller.  In furtherance of the foregoing, the Seller hereby authorizes the Purchaser, the Issuer or the Indenture Trustee to file a record or records (as defined in the applicable UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as the Purchaser or the Issuer may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Purchaser pursuant to Section 6.9 of this Agreement.  Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as such party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Purchaser herein.  The Indenture Trustee shall not be obligated to file any such records (including, without limitation, financing statements) except upon written instruction from the Seller or the Issuer.

(b) Seller shall not change its name, identity, state of incorporation or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by Seller (or by Purchaser, Issuer or the Indenture Trustee on behalf of Seller) in accordance with paragraph (a) above seriously misleading within the meaning of §9-506 of the applicable UCC, unless they shall have given Purchaser, Issuer and the Indenture Trustee at least 60 days’ prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(c) Seller shall give Purchaser, the Issuer and the Indenture Trustee at least 60 days prior written notice of any relocation that would result in a change of the location of the debtor within the meaning of Section 9-307 of the applicable UCC.  Seller shall at all times maintain (i) each office from which it services EFLLC Receivables within the United States of America or Canada and (ii) its principal executive office within the United States of America.

(d) Prior to the Closing Date, Seller has maintained accounts and records as to each EFLLC Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time as of or prior to the Closing Date, the status of such EFLLC Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each EFLLC Receivable and the Principal Balance as of the Cutoff Date.  Seller shall maintain its computer systems so that, from and after the time of sale under this Agreement of the EFLLC Receivables to Purchaser, the conveyance of the EFLLC Receivables by Purchaser to the Issuer and the contribution of the EFLLC Receivables by the Issuer to the Holding Trust, Seller’s master computer records (including archives) that shall refer to an EFLLC Receivable indicate clearly that such EFLLC Receivable has been sold to Purchaser, has been conveyed by Purchaser to the Issuer and has been contributed by the Issuer to the Holding Trust.  Indication of the Holding Trust’s ownership of an EFLLC Receivable shall be deleted from or modified on Seller’s computer systems when, and only when, the EFLLC Receivable shall become a Purchased Receivable or shall have been paid in full pursuant to the terms of the Sale and Servicing Agreement.

(e) If at any time Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any motor vehicle receivables to any prospective purchaser, lender or other transferee, Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any EFLLC Receivable (other than an EFLLC Receivable that is a Purchased Receivable), shall indicate clearly that such EFLLC Receivable has been sold to Purchaser, sold by Purchaser to Issuer, contributed by the Issuer to the Holding Trust, and is owned by the Holding Trust.

SECTION 4.2  Other Liens or Interests.  Except for the conveyances hereunder, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the EFLLC Receivables or the EFLLC Other Conveyed Property or any interest therein, and Seller shall defend the right, title, and interest of Purchaser and the Issuer in and to the EFLLC Receivables and the EFLLC Other Conveyed Property against all claims of third parties claiming through or under Seller.

SECTION 4.3  Costs and Expenses.  Seller shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under its Related Documents.

ARTICLE V.

REPURCHASES

SECTION 5.1  Repurchase of EFLLC Receivables Upon Breach of Warranty.  Upon the occurrence of a Repurchase Event, Seller shall, unless the breach which is the subject of such Repurchase Event shall have been cured in all material respects, repurchase the EFLLC Receivable relating thereto from the Issuer if and only if the interests of the Noteholders therein are materially and adversely affected by any such breach and, simultaneously with the repurchase of the EFLLC Receivable, Seller shall deposit the Purchase Amount in full, without deduction or offset, to the Collection Account, pursuant to Section 3.2 of the Sale and Servicing Agreement.  Any such breach will be deemed not to have a material and adverse effect on the interests of the Noteholders in the EFLLC Receivable if such breach has not affected the ability of the Issuer or Noteholders to receive and retain timely payment in full on such EFLLC Receivable.  It is understood and agreed that, except as set forth in Section 6.1 hereof, the obligation of Seller to repurchase any EFLLC Receivable, as to which a breach occurred and is continuing, shall, if such obligation is fulfilled, constitute the sole remedy against Seller for such breach available to Purchaser, the Issuer, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), the Noteholders, the Certificateholders, the Indenture Trustee on behalf of the Noteholders or the Owner Trustee on behalf of the Certificateholders.  The provisions of this Section 5.1 are intended to grant the Issuer and the Indenture Trustee a direct right against Seller to demand performance hereunder, and in connection therewith, Seller waives any requirement of prior demand against Purchaser with respect to such repurchase obligation.  Any such repurchase shall take place in the manner specified in Section 3.2 of the Sale and Servicing Agreement.  Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of Seller under this Section shall not terminate upon a termination of Seller as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or Purchaser to perform any of their respective obligations with respect to such EFLLC Receivable under the Sale and Servicing Agreement.

SECTION 5.2  Reassignment of Purchased EFLLC Receivables.  Upon deposit in the Collection Account of the Purchase Amount of any EFLLC Receivable repurchased by

Seller under Section 5.1 hereof, Purchaser and the Issuer shall take such steps as may be reasonably requested by Seller in order to assign to Seller all of Purchaser’s and the Issuer’s right, title and interest in and to such EFLLC Receivable and all security and documents and all EFLLC Other Conveyed Property conveyed to Purchaser and the Issuer directly relating thereto, without recourse, representation or warranty, except as to the absence of Liens created by or arising as a result of actions of Purchaser or the Issuer.  Such assignment shall be a sale and assignment outright, and not for security.  If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that Seller may not enforce any such EFLLC Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the EFLLC Receivable, Purchaser and the Issuer shall, at the expense of Seller, take such steps as Seller deems reasonably necessary to enforce the EFLLC Receivable, including bringing suit in Purchaser’s or in the Issuer’s name.

SECTION 5.3  Waivers.  No failure or delay on the part of Purchaser, or the Issuer as assignee of Purchaser, or the Indenture Trustee as assignee of the Issuer, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

ARTICLE VI.

MISCELLANEOUS

SECTION 6.1  Liability of Seller.  Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by Seller and the representations and warranties of Seller.

SECTION 6.2  Merger or Consolidation of Seller or Purchaser.  Any corporation or other entity (i) into which Seller or Purchaser may be merged or consolidated, (ii) resulting from any merger or consolidation to which Seller or Purchaser is a party or (iii) succeeding to the business of Seller or Purchaser, in the case of Purchaser, which entity has a certificate of incorporation or other similar organizational document containing provisions relating to limitations on business and other matters substantively identical to those contained in Purchaser’s certificate of formation, provided that in any of the foregoing cases such entity shall execute an agreement of assumption to perform every obligation of Seller or Purchaser, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to Seller or Purchaser, as the case may be, hereunder (without relieving Seller or Purchaser of their responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further action by any of the parties to this Agreement.  Seller or Purchaser shall promptly inform the other party, the Issuer, the Indenture Trustee and the Owner Trustee and, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1, 3.2 and 3.3 of this Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and be continuing, (y) Seller or Purchaser, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the

Issuer and the Indenture Trustee an Officers’ Certificate of the Seller or the Purchaser, as applicable, and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Seller or Purchaser, as applicable, shall have delivered to the Issuer, and the Indenture Trustee an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee in the EFLLC Receivables and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 6.3  Limitation on Liability of Seller and Others.  Seller and any director, manager, officer, employee or agent thereof may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.  Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

SECTION 6.4  Seller May Own Notes or Certificates.  Subject to the provisions of the Sale and Servicing Agreement, Seller and any Affiliate of Seller may in their individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as they would have if they were not Seller or an Affiliate thereof.

SECTION 6.5  Amendment.

(a) This Agreement may be amended by Seller and Purchaser without the consent of the Indenture Trustee, the Owner Trustee, or any of the Certificateholders or the Noteholders (i) to cure any ambiguity or to conform this Agreement to the Prospectus; provided, however, that the Issuer, the Owner Trustee and the Indenture Trustee will be entitled to receive and conclusively rely upon an Opinion of Counsel described in Section 6.5(e) in connection with any such amendment or (ii) to correct or supplement any provisions in this Agreement, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that (A) such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer, the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Certificateholder or Noteholder or (B) the Rating Agency Condition shall have been satisfied with respect to such amendment and the Purchaser or the Seller shall have notified the Indenture Trustee in writing that the Rating Agency Condition has been satisfied with respect to such amendment.

(b) This Agreement may also be amended from time to time by Seller and Purchaser, and with the consent of the Indenture Trustee and the Noteholders evidencing not less than a majority of the outstanding principal amount of the Notes (other than the Class N Notes), in accordance with the Sale and Servicing Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of Certificateholders or Noteholders; provided, however, to the extent not otherwise permitted by clause (a) above, the Seller delivers to the Indenture Trustee an Opinion of Counsel (which may be provided by the Seller’s internal counsel) stating that no such amendment shall increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on EFLLC Receivables or distributions that shall be required to be made on any Note or Certificate, unless the Holders of all of the outstanding Notes of each class and the Certificateholders, in each case, affected thereby have consented thereto.

(c) Prior to the execution of any such amendment or consent, Seller shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

(d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates.  The consent of a Holder of the Certificate or a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or such Note and of any Certificate or any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note.

(e) Prior to the execution of any amendment to this Agreement, the Issuer, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, and that all conditions precedent, if any, provided for in this Agreement have been satisfied.

SECTION 6.6  Notices.  All demands, notices and communications to Seller or Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of Seller, to Exeter Finance LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Financial Officer, with a copy to Exeter Finance LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Legal Officer or (b) in the case of Purchaser, to EFCAR, LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Financial Officer, with a copy to EFCAR, LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Legal Officer, or such other address as shall be designated by a party in a written notice delivered to the other party or to the Issuer, Owner Trustee or the Indenture Trustee, as applicable.

Copies of all demands, notices and communications provided to the Indenture Trustee, the Noteholders or the Backup Servicer pursuant to this Agreement shall be provided to the Certificateholders.

SECTION 6.7  Merger and Integration.  Except as specifically stated otherwise herein, this Agreement and Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 6.8  Severability of Provisions.  If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 6.9  Intention of the Parties.  The execution and delivery of this Agreement shall constitute an acknowledgment by Seller and Purchaser that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the EFLLC Receivables and the EFLLC Other Conveyed Property, conveying good title thereto free and clear of any Liens, from Seller to Purchaser, and that the EFLLC Receivables and the EFLLC Other Conveyed Property shall not be a part of Seller’s estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to Seller.  In the event that such conveyance is determined to be made as security for a loan made by Purchaser, the Issuer, the Noteholders or the Certificateholders to Seller, the Seller hereby grants to Purchaser a security interest in all of Seller’s right, title and interest in and to the following property whether now owned or existing or hereafter acquired or arising to secure an obligation in the amount of the consideration paid for such property as described in Section 2.1(b) (collectively, the “Purchase Agreement Collateral”):

(1) the EFLLC Receivables and all moneys received thereon after the  Cutoff Date;

(2) the security interests in the Financed Vehicles granted by Obligors pursuant to the EFLLC Receivables and any other interest of the Seller in such Financed Vehicles;

(3) any proceeds and the right to receive proceeds with respect to the EFLLC Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the repossession or liquidation of the EFLLC Receivables;

(4) any proceeds from any EFLLC Receivable repurchased by a Dealer or Direct Lender pursuant to a Dealer Agreement or Direct Lender Agreement, as applicable, as a result of a breach of representation or warranty in such Dealer Agreement or Direct Lender Agreement;

(5) all rights under any Service Contracts on the related Financed Vehicles;

(6) the related Receivable Files;

(7) all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (1) through (6); and

(8) all proceeds and investments with respect to items (1) through (7).

SECTION 6.10  Governing Law; Jurisdiction.  This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way to this Agreement shall be governed by, the law of the State of New York, without giving effect to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).  The parties hereto agree to the non-exclusive jurisdiction of any federal courts located within the state of New York.

SECTION 6.11  Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 6.12  Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of: (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 6.13  Subsequent Conveyance of the EFLLC Receivables and the EFLLC Other Conveyed Property.  Seller acknowledges that Purchaser intends, pursuant to the Sale and Servicing Agreement, to convey the EFLLC Receivables and the EFLLC Other Conveyed Property, together with its rights under this Agreement, to the Issuer on the Closing Date.  Seller acknowledges and consents to such conveyance and pledge and waives any further notice thereof and covenants and agrees that the representations and warranties of Seller contained in this Agreement and the rights of Purchaser hereunder are intended to benefit the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), the Noteholders and the Certificateholders.  In furtherance of the foregoing, Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), the Noteholders and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement, Seller shall be directly liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), the Noteholders and the Certificateholders (notwithstanding any failure by the Servicer, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed) or the Purchaser to perform its respective duties and obligations hereunder or under Related Documents) and that the Indenture Trustee on behalf of the Noteholders shall be a third party beneficiary to this Agreement and may enforce the duties and obligations of Seller under this Agreement against Seller for the benefit of the Owner Trustee, the Indenture Trustee, the Backup Servicer (including the Backup Servicer in its capacity as the successor Servicer if so appointed), the Noteholders and the Certificateholders.

SECTION 6.14  Nonpetition Covenant.  Neither Purchaser nor Seller shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or the Issuer or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Purchaser or the Issuer.

SECTION 6.15  Concerning the Indenture Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee.  The Indenture Trustee has the same rights, protections and immunities hereunder as it has under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

EFCAR, LLC, as Purchaser

By:	/s/ Michael Hayes
Name: Michael Hayes
Title: Assistant Vice President

EXETER FINANCE LLC, as Seller

By:	/s/ Michael Hayes
Name: Michael Hayes
Title: Executive Vice President & Treasurer

Accepted:

CITIBANK, N.A.,
not in its individual capacity but solely
as Indenture Trustee

By:	/s/ Jennifer Morris Name: Jennifer Morris Title: Senior Trust Officer

SCHEDULE A

SCHEDULE OF EFLLC RECEIVABLES

[On file with Exeter and the Indenture Trustee]

SCH-A-1

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF
EXETER FINANCE LLC (“EXETER”)

1. Characteristics of EFLLC Receivables.  Each EFLLC Receivable (A) that is a retail installment contract (i) was originated by a Dealer and purchased by Exeter from such Dealer under an existing Dealer Agreement and, if applicable, the related Dealer Assignment, and was validly sold or assigned to Exeter by such Dealer, and (ii) was originated by such Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (B) that is an auto loan agreement (i) was originated by a Direct Lender and purchased by Exeter from such Direct Lender under an existing Direct Lender Agreement with Exeter and was validly sold or assigned to Exeter by such Direct Lender and (ii) was entered into in connection with the refinancing of an existing auto loan in the ordinary course of such Direct Lender’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security and (D) is an EFLLC Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the EFLLC Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

2. Compliance with Law.  Each EFLLC Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

3. Origination.  Each EFLLC Receivable was originated in the United States.

4. Binding Obligation.  Each EFLLC Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such EFLLC Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended.

5. No Government Obligor.  No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

6. Obligor Bankruptcy.  At the Cutoff Date, no Obligor had been identified on the records of Exeter as being the subject of a current bankruptcy proceeding.

7. EFLLC Receivables in Force.  No EFLLC Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such EFLLC Receivable has not been released from the lien of the related EFLLC Receivable in whole or in part.  No terms of

SCH-B-1

any EFLLC Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

8. Lawful Assignment.  No EFLLC Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such EFLLC Receivable under this Agreement.

9. Security Interest in Financed Vehicle.  Each EFLLC Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of Exeter in the Financed Vehicle.  The Lien Certificate for each Financed Vehicle shows (or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will show) Exeter named as the original secured party under each EFLLC Receivable as the holder of a first priority security interest in such Financed Vehicle.  With respect to each EFLLC Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Exeter has applied for or received written evidence from the related Dealer or Direct Lender that such Lien Certificate showing Exeter as first lienholder has been applied for.

10. No Defenses.  The records of the Servicer do not reflect any facts which would give rise to any right of rescission, setoff, counterclaim or defense, including the defense of usury, with respect to any EFLLC Receivable, or the same being asserted or threatened with respect to such EFLLC Receivable.

11. No Default.  The records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of any EFLLC Receivable existed as of the Cutoff Date (other than payment delinquencies of not more than 30 days) or that any condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any EFLLC Receivable (other than payment delinquencies of not more than 30 days), and the Seller has not waived any of the foregoing.

12. Insurance.  At the time of an origination of an EFLLC Receivable by a Dealer or Direct Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.  No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Cutoff Date.

13. Certain Characteristics of EFLLC Receivables.

(A) Each EFLLC Receivable had a remaining maturity, as of the Cutoff Date, of not less than 3 months and not more than 84 months.

(B) Each EFLLC Receivable had an original maturity, as of the Cutoff Date, of not less than 36 months and not more than 84 months.

(C) Each EFLLC Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $450 and not more than $65,000.

SCH-B-2

(D) No EFLLC Receivable was more than 30 days past due as of the Cutoff Date.

(E) Each EFLLC Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(F) Each EFLLC Receivable had an APR of at least 6.00%.

14. Interest Calculation.  Each Contract provides for the calculation of interest payable thereunder under the “simple interest” method.

15. Prepayment.  Each EFLLC Receivable allows for prepayment and partial prepayments without penalty and requires that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the EFLLC Receivable’s Annual Percentage Rate.

16. Chattel Paper.  Each EFLLC Receivable constitutes “chattel paper” within the meaning of the UCC as in effect in the States of New York and Delaware.

17. One Original.  There is only one authoritative copy (which may be an original tangible executed copy or a single authoritative electronic copy) of each EFLLC Receivable.  Each authoritative electronic copy of an EFLLC Receivable (a) is unique, identifiable and unalterable (other than with the participation of the Custodian in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision) and (b) has been communicated to and is maintained by or on behalf of the Custodian, solely for the benefit of the Indenture Trustee.

18. Good Title.  Immediately prior to the conveyance of the EFLLC Receivables to the Purchaser pursuant to the Purchase Agreement, the Seller was the sole owner thereof and had good title thereto, free of any Liens not permitted by the Basic Documents.

SCH-B-3